EXHIBIT NUMBER 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the use of our report dated January 22, 1999, relating to the financial statements of Orion Consulting, Inc. as of December 31, 1998 and for the year then ended, included in this current report on Form 8-K and to the incorporation by reference of this same report into the previously filed registration statements on Form S-3 (No. 333-86823) and Forms S-8 (No. 333-24027 and No. 333-86753) of IMRglobal Corp.
and to all references to our Firm included in these filings.

                                             ARTHUR ANDERSEN, LLP


Cleveland, Ohio
November 18, 1999.